                           CERTIFICATE OF DESIGNATION

                                       of

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                              KENETECH CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     KENETECH Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

     That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the said Corporation, the said Board of Directors on May 4, 1999 adopted the following resolution creating a series of 84,000 shares of Preferred Stock designated as "Series A Junior Participating Preferred Stock":

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                  Series A Junior Participating Preferred Stock

     1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as "Series A Junior Participating Preferred Stock," and the number of shares constituting such series shall be 84,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     2. Dividends and Distribution.

     (A) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.0001 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The "Adjustment Number" shall initially be 1000. In the event the Corporation shall at any time after May 5, 1999 (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

     3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

     (A) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.

     (B) Except as required by law, by Section 3(C) and by Section 10 hereof, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     (C) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Junior Participating Preferred Stock are in default, the number of directors constituting the Board of Directors of the Company shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Company, the holders of record of the Series A Junior Participating Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Series A Junior Participating Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Company, the holders of any Series A Junior Participating Preferred Stock being entitled to cast a number of votes per share of Series A Junior Participating Preferred Stock as is specified in paragraph (A) of this Section
3. Each such additional director shall not be a member of Class I, Class II or Class III of the Board of Directors of the Company, but shall serve until the next annual meeting of stockholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C). Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this Section 3(C) may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Series A Junior Participating Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Junior Participating Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(C) shall be in addition to any other voting rights granted to the holders of the Series A Junior Participating Preferred Stock in this Section 3.

     4. Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

     (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

     (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

     (iii)purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

     6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount per share (the "Series A Liquidation Preference") equal to the greater of (i) $10 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or
(ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the
Corporation, if any, that rank on a parity with the Series A Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

     (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

     7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

     8. No Redemption. Shares of Series A Junior Participating Preferred Stock shall not be subject to redemption by the Company.

     9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

     10. Amendment. At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

     11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.



     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 12th day of May, 1999.


                                   KENETECH CORPORATION



                                   By:   s/Mark Lerdal
                                      Name:  Mark D. Lerdal
                                      Title: President and Chief Executive
                                             Officer

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT


It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is

                              KENETECH CORPORATION

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19904, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on December 20, 1994.


                                   s/ Mark Lerdal
                                       authorized officer
                                   Mark Lerdal
                                   Vice President

                         CERTIFICATE OF FIRST AMENDMENT

                                     TO THE

         RESTATED CERTIFICATE OF INCORPORATION FILED SEPTEMBER 27, 1993

                                       OF

                              KENETECH CORPORATION

                               _________________
                     Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware.



     KENETECH Corporation (herein called the "Corporation" or the "Company"),  a
corporation   organized  and  existing  under  and  by  virtue  of  the  General
Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of the Corporation at a regular meeting duly called and held on March 31, 1994 at which a quorum was at all times present and acting, adopted a resolution proposing and declaring advisable the following First Amendment to the Restated Certificate of Incorporation of the Corporation filed September 27, 1993:

RESOLVED: That Article 4.1 of the Restated  Certificate of  Incorporation of the
          Company be amended to read as follows:

          4.1 Authorized Stock. The Corporation is authorized to issue two classes of stock, denominated Common Stock and Preferred Stock. The Common Stock shall have a par value of $0.0001 per share, and the Preferred Stock shall have a par value of $0.01 per share. The total number of shares of Common Stock which the Corporation is authorized to issue is One Hundred Ten Million (110,000,000), and the number of shares of Preferred Stock which the Corporation is authorized to issue is Ten Million (10,000,000), which shares shall be undesignated as to series.

SECOND: That said amendment was thereafter duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by a majority of the stockholders acting at the Annual Meeting duly called and held May 25, 1994.

THIRD: That the capital of the Corporation will not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, KENETECH Corporation has caused this Certificate to be signed by Maurice E. Miller, its Executive Vice President, and attested by Tom
E. Pollock, its Assistant Secretary, and has caused its corporate seal to be affixed hereto, this 26th day of May, 1994.

                  KENETECH Corporation


                           By:  s/ Maurice E. Miller
                                Maurice E. Miller
                                Executive Vice President


ATTEST:


s/ Tom E. Pollock
Tom E. Pollock
Assistant Secretary

[SEAL]

                          CERTIFICATE OF DESIGNATIONS,
                     PREFERENCES, RIGHTS AND LIMITATIONS OF

          Preferred Redeemable Increased Dividend Equity Securities SM,
                   8-1/4% PRIDES, Convertible Preferred Stock

                                       of

                              KENETECH CORPORATION

                            ________________________
                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware


     KENETECH Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that, under (i) authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation, as amended to date, (ii) the provisions of Sections 141(c) and 151 of the General Corporation Law of the State of Delaware, and (iii) resolutions adopted by the Board of Directors at its meeting on March 31, 1994, the Board of Directors duly adopted the following resolution:

          RESOLVED, that under authority conferred upon the Board of Directors by the Restated Certificate of Incorporation (the "Restated Certificate of Incorporation"), the Board of Directors hereby authorizes the issuance of up to 110,000 shares of authorized and unissued preferred stock, par value $0.01, of the Corporation, and hereby fixes the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Restated Certificate of Incorporation, as follows, to be set forth in a certificate of designations (the "Certificate of Designations"):

     Section 1. Designation and Size of Issue; Ranking. (a) The distinctive designation of the series of preferred stock shall be "Preferred Redeemable Increased Dividend Equity Securities SM, 8-1/4% PRIDES, Convertible Preferred Stock" (the "PRIDES"). The number of shares constituting the PRIDES shall be 110,000 shares. Each share of PRIDES shall have a stated value of $1,012.50.

     (b) Any shares of the PRIDES which at any time have been redeemed for, or converted into, Common Stock, par value $0.0001, of the Corporation (the "Common Stock") or otherwise reacquired by the Corporation shall, after such redemption, conversion or other acquisition, resume the status of authorized and unissued shares of preferred stock, par value $0.01 of the Corporation (the "Preferred Stock"), without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

     (c) The shares of PRIDES shall rank on a parity, both as to payment of dividends and distribution of assets upon liquidation, with any Preferred Stock issued by the Corporation after the date of this Certificate of Designations that by its terms ranks pari passu with the PRIDES ("Parity Preferred Stock").

SM   Service Mark of Merrill Lynch & Co., Inc.

     Section 2. Dividends. (a) The holders of record of the shares of PRIDES shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends") from the date of the issuance of the shares of PRIDES at the rate per annum of 8-1/4 percent of the stated value per sham (equivalent to $83.55 per annum or $20.8975 per quarter for each share of PRIDES), payable quarterly in arrears, on each February 15, May 15, August 15 and November 15 (each a "Dividend Payment Date") or, if any such date is not a business day (as defined herein), the Preferred Dividend due on such Dividend Payment Date shall be paid on the next succeeding business day; provided, however, that, with respect to any dividend period during which a redemption occurs, the Corporation may, at its option, declare accrued Preferred Dividends to, and pay such Preferred Dividends on, the date fixed for redemption, in which case such Preferred Dividends shall be payable to the holders of shares of PRIDES as of the record date for such dividend payment and shall not be included in the calculation of the related PRIDES Call Price (as defined herein). The first dividend period shall be from the date of initial issuance of the shares of PRIDES to but excluding August 15, 1994 and the first Preferred Dividend shall be payable on August 15, 1994. Preferred Dividends on shares of PRIDES shall be cumulative and shall accumulate from the date of original issuance. Preferred Dividends on shares of PRIDES shall cease to accrue from and after the Mandatory Conversion Date (as defined herein) or on and after the date of their earlier conversion or redemption, as the case may be. Preferred Dividends shall be payable to holders of record as they appear on the stock register of the Corporation on such record date, not less than 15 nor more than 60 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Preferred Dividends payable on shares of PRIDES for any period less than a full quarterly dividend period (or, in the case of the first Preferred Dividend, from the date of initial issuance of the shares of PRIDES to but excluding the first Dividend Payment Date) shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. Preferred Dividends shall accrue on a daily basis whether or not there are funds of the Corporation legally available for the payment of such dividends and whether or not such Preferred Dividends are declared. Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

     (b) As long as shares of PRIDES are outstanding, no dividends (other than dividends payable in shares of, or warrants, rights or options exercisable for or convertible into, shares of Common Stock or any other capital stock of the Corporation ranking junior to the shares of PRIDES as to the payment of dividends and the distribution of assets upon liquidation (collectively, the "Junior Stock") and cash in lieu of fractional shares of such Junior Stock in connection with any such dividend) shall be paid or declared in cash or otherwise, nor shall any other distribution be made (other than a distribution payable in Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection with any such distribution), on any Junior Stock unless (i) full dividends on Preferred Stock (including the shares of PRIDES) that does not constitute Junior Stock ("Senior Preferred Stock") have been paid, or declared and set aside for payment, for all dividend periods terminating at or before the date of such Junior Stock dividend or distribution payment to the extent such dividends are cumulative; (ii) dividends in full for the current quarterly dividend period have been paid, or declared and set aside for payment, on all Senior Preferred Stock to the extent such dividends are cumulative; (iii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Senior Preferred Stock; and (iv) the Corporation is not in default on any of its obligations to redeem any Senior Preferred Stock.

     (c) As long as any shares of PRIDES are outstanding, no shares of any Junior Stock may be purchased, redeemed, or otherwise acquired by the Corporation or any of its subsidiaries (except in connection with a reclassification or exchange of any Junior Stock through the issuance of other Junior Stock (and cash in lieu of fractional shares of such Junior Stock in connection therewith)) nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of any Junior Stock unless: (i) full dividends on Senior Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating at or before the date of such purchase, redemption or other acquisition to the extent such dividends are cumulative; (ii) dividends in full for the current quarterly dividend period have been paid, or declared and set aside for payment, on all Senior Preferred Stock to the extent such dividends are cumulative; (iii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any. for any Senior Preferred Stock; and (iv) the Corporation is not in default on any of its obligations to redeem any Senior Preferred Stock.

     (d) As long as any shares of PRIDES are outstanding, dividends or other distributions may not be declared or paid on any Parity Preferred Stock (other than dividends or other distributions payable in Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection therewith) and the Corporation may not purchase, redeem or otherwise acquire any Parity Preferred Stock (except with any Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection therewith), unless: (a) (i) full dividends on Senior Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating at or before the date of such Parity Preferred Stock dividend, distribution, purchase, redemption or other acquisition payment to the extent such dividends are cumulative; (ii) dividends in full for the current quarterly dividend period have been paid, or declared and set aside for payment, on all Senior Preferred Stock to the extent such dividends are cumulative; (iii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Senior Preferred Stock; and (iv) the Corporation is not in default on any of its obligations to redeem any Senior Preferred Stock; except that(b) with respect to the payment of dividends on the Parity Preferred Stock only, if all other conditions set forth in clause (a) are satisfied any such dividends on the Parity Preferred Stock shall be declared and paid pro rata so that the amounts of any dividends declared and paid per share of PRIDES and each other share of Senior Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends (including, any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share of PRIDES and such other shares of Parity Preferred Stock bear to each other.

     Section 3. Conversion or Redemption. (a) Unless previously either redeemed or converted at the option of the holder in accordance with the provisions of
Section 3 (c), on May 14, 1998 (the "Mandatory Conversion Date"), each outstanding share of PRIDES shall manditorily convert ("Mandatory Conversion") into (i) shares of authorized Common Stock at the PRIDES Common Equivalent Rate (as defined herein) in effect on the Mandatory Conversion Date and (ii) the right to receive cash in an amount equal to all accrued and unpaid Preferred Dividends on such share of PRIDES (other than previously declared dividends payable to a holder of record as of a prior date) from and after the Mandatory Conversion Date, whether or not declared, out of funds legally available for the payment of Preferred Dividends, subject to the right of the Corporation to redeem the shares of PRIDES on or after May 15, 1997 (the "Initial Redemption Date") and before the Mandatory Conversion Date and subject to the conversion of the shares of PRIDES at the option of the holder at any time before the Mandatory Conversion Date. The "PRIDES Common Equivalent Rate" shall initially be fifty (50) shares of Common Stock for each share of PRIDES and shall be subject to adjustment as set forth in Sections 3(d) and 3(e) below. Shares of PRIDES shall cease to be outstanding from and after the Mandatory Conversion Date. The Corporation shall make such arrangements as it deems appropriate for the issuance of certificates representing shares of Common Stock and for the payment of cash in respect of such accrued and unpaid dividends if any, or cash in lieu of fractional shares of Common Stock, if any, in exchange for and contingent upon surrender of certificates representing the shares of PRIDES, and the Corporation may defer payment of dividends on such shares of Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of certificates representing the shares of PRIDES; provided, that the Corporation shall give the holders of the shares of PRIDES such notice of any such actions as the Corporation deems appropriate and upon surrender such holders shall be entitled to receive such dividends declared and paid, if any, on such shares of Common Stock subsequent to the Mandatory Conversion Date.

     (b) (i) Shares of PRIDES are not redeemable by the Corporation before the Initial Redemption Date. At any time and from time to time on or after that date until immediately before the Mandatory Conversion Date, the Corporation shall have the right to redeem, in whole or in part, the outstanding shares of PRIDES (subject to the notice provisions set forth in Section 3(b)(iv)). Upon any such redemption, the Corporation shall deliver to each holder thereof, in exchange for each such share of PRIDES subject to redemption, the greater of (A) the number of shares of Common Stock equal to the applicable PRIDES Call Price (as defined herein) in effect on the redemption date divided by the Current Market Price (as defined herein) of the Common Stock, determined as of the second Trading Day (as defined herein) immediately preceding the Notice Date (ad defined herein); or (B) 41.665 shares of Common Stock (the "Minimum Redemption Rate" which is subject to adjustment in the same manner as the PRIDES Optional Conversion Rate (as defined herein) is adjusted). Preferred Dividends on the shares of PRIDES shall cease to accrue on and after the date fixed for their redemption.

     (ii) The "PRIDES  Call  Price" of each share of PRIDES  shall be the sum of
(x) $1,033.40 on and after the Initial Redemption Date, to and including August 14, 1997; $1,028.15 on and after August 15. 1997, to and including November 14, 1997; $1,022.95 on and after November 15, 1997, to and including February 14, 1988; $1,017.70 on and after February 15, 1998, to and including April 14, 1998; and $1,012.50 (being the price at which shares of PRIDES are initially sold to the public) on and after April 15, 1998, to and including May 13, 1998; and (y) all accrued and unpaid Preferred Dividends thereon to but not including the date fixed for redemption (other than previously declared Preferred Dividends payable to a holder of record as of a prior date). If fewer than all the outstanding shares of PRIDES are to be called for redemption, shares of PRIDES to be called shall be selected by the Corporation from outstanding shares of PRIDES not previously called by lot or pro rata (as nearly as may be) or by any other method determined by the Board of Directors in its sole discretion to be equitable.

     (iii) The term "Current Market Price" per share of the Common Stock on any date of determination means the lesser of (x) the average of the Closing Prices (as defined herein) of the Common Stock for the 15 consecutive Trading Days ending on and including such date of determination, and (y) the Closing Price of the Common Stock on such date of determination; provided, however, that, with respect to any redemption of shares of PRIDES, if any event resulting in an adjustment of the PRIDES Common Equivalent Rate occurs during the period beginning on the first day of such 15-day period and ending on the applicable redemption date, the Current Market Price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

     (iv) The Corporation shall provide notice of any redemption of the shares of PRIDES to holders of record of the shares of PRIDES to be called for redemption not less than 15 nor more than 60 days before the date fixed for redemption. Any such notice shall be provided by mail, sent to the holders of record of the shares of PRIDES to be called at each such holder's address as it appears on the stock register of the Corporation, first class postage prepaid; provided, however, that failure to give such notice or any defect therein shall not affect the validity of the proceeding for redemption of any shares of PRIDES to be redeemed except as to the holder to whom the Corporation has failed to give such notice or whose notice was defective. A public announcement of any call for redemption shall be made by the Corporation before, or at the time of, the mailing of such notice of redemption. The term "Notice Date" with respect to any notice given by the Corporation in connection with a redemption of the shares of PRIDES means the date on which first occurs either the public announcement of such redemption or the commencement of mailing of the notice to the holders of shares of PRIDES, in each case pursuant to this Section 3(b)(iv).

Each such notice shall state, as appropriate, the following and may contain such other information as the Corporation deems advisable:

     (A)   the redemption date;

     (B) that all outstanding shares of PRIDES are to be redeemed or, in the case of a redemption of fewer than all outstanding shares of PRIDES, the number of such shares held by such holder to be redeemed;

     (C) the PRIDES Call Price, the number of shares of Common Stock deliverable upon redemption of each share of PRIDES to be redeemed and the Current Market Price used to calculate such number of shares of Common Stock;

     (D) the place or places where one or more certificates for such shares of PRIDES are to be surrendered for redemption; and

     (E) that dividends on the shares of PRIDES to be redeemed shall cease to accrue on and after such redemption date (except as otherwise provided herein).

In case fewer than all of the shares of PRIDES are to be redeemed, the shares of PRIDES to be redeemed shall be selected by lot or pro rata (as nearly as possible) or by any other method determined by Board of Directors in its sole discretion to be equitable.

     (v) The Corporation's obligation to deliver shares of Common Stock and provide funds upon redemption in accordance with this Section 3(b) shall be deemed fulfilled if, on or before a redemption date, the Corporation shall deposit with a bank or trust company, or an affiliate of a bank or trust company, having a combined capital and surplus of at least $50,000,000 according to its last published statement of condition, or shall set aside or make other reasonable provision for the issuance of, such number of shares of Common Stork as are required to be delivered by the Corporation pursuant to this Section 3
(b) upon the occurrence of the related redemption of shares of PRIDES and for the payment of cash in lieu of the issuance of fractional share amounts and accrued and unpaid dividends payable in cash on the shares of PRIDES to be redeemed as required by this Section 3 (b), in trust for the account of the holder of such shares of PRIDES to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such shares and funds be delivered upon redemption of the shares of PRIDES so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any shares of Common Stock or funds so deposited and unclaimed at the end of three years from such redemption date shall be repaid and released to the Corporation, after which the holder or holders of such shares of PRIDES so called for redemption shall look only to the Corporation for delivery of shares of Common Stock and the payment of any other funds due in connection with the redemption of the shares of PRIDES.

     (vi) Each holder of shares of PRIDES called for redemption must surrender the certificates evidencing such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state) to the Corporation at the place designated in the notice of such redemption and shall thereupon be entitled to receive certificates evidencing shares of Common Stock and to receive any fund payable pursuant to this Section 3(b) following such surrender and following the date of such redemption. In case fewer than all the shares represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Corporation representing the unredeemed shares. If such notice of redemption shall have been given, and if on the date fixed for redemption shares of Common Stock and funds necessary for the redemption shall have been irrevocably either set aside by the Corporation separate and apart from its other funds or assets in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor) or deposited with a bank or trust company or an affiliate thereof as provided herein or the Corporation shall have made other reasonable provision therefor, then notwithstanding that the certificates evidencing any shares of PRIDES so called for redemption shall not have been surrendered, the shares represented thereby so called for redemption shall be deemed no longer outstanding and Preferred Dividends with respect to the shares so called for redemption and all rights with respect to the shares so called for redemption shall forthwith on and after such date cease and terminate (unless the Corporation defaults on the payment of the redemption price), except for (i) the rights of the holders to receive the shares of Common Stock and funds, if any, payable pursuant to this Section 3 (b) without interest upon surrender of their certificates therefor and (ii) the right of the holders, pursuant to Section 3 (c) to convert the shares of PRIDES called for redemption until immediately before the close of business on any redemption date; provided, however, that holders of shares of PRIDES at the close of business on a record date for any payment of Preferred Dividends shall be entitled to receive the Preferred Dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares following such record date and before the Dividend Payment Date. Holders of shares of PRIDES that are redeemed shall not be entitled to receive dividends declared and paid on such shares of Common Stock, and such shares of Common Stock shall not be entitled to vote, until such shares of Common Stock are issued upon the surrender of the certificates representing such shares of PRIDES, and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to such redemption date.

     (c) Shares of PRIDES are convertible, in whole or in part, at the option of the holders thereof ("Optional Conversion"), at any time before the Mandatory Conversion Date, unless previously redeemed, into shares of Common Stock at a rate of 41.665 shares of Common Stock for each share of PRIDES (the "PRIDES Optional Conversion Rate"), subject to adjustment as set forth below. The right of Optional Conversion of shares of PRIDES called for redemption shall terminate immediately before the close of business on any redemption date with respect to such shares.

     Optional Conversion of shares of PRIDES may be effected by delivering certificates evidencing such shares of PRIDES, together with written notice of conversion and a proper assignment of such certificates to the Corporation or in blank (and, if applicable, cash payment of an amount equal to the Preferred Dividend attributable to the current quarterly dividend period payable on such shares), to the office of the transfer agent for the shares of PRIDES or to any other office or agency maintained by the Corporation for that purpose and otherwise in accordance with Optional Conversion procedures established by the Corporation. Each Optional Conversion shall be deemed to have been effected immediately before the close of business on the date on which the foregoing requirements shall have been satisfied. The Optional Conversion shall be at the PRIDES Optional Conversion Rate in effect at such time and on such date.

     Holders of shares of PRIDES at the close of business on a record date for any payment of declared Preferred Dividends shall be entitled to receive the Preferred Dividend payable on such shares of PRIDES on the corresponding Dividend Payment Date notwithstanding the Optional Conversion of such shares of PRIDES following such record date and before such Dividend Payment Date. However, shares of PRIDES surrendered for Optional Conversion after the close of business on a record date for any payment of declared Preferred Dividends and before the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the Preferred Dividends attributable to the current quarterly dividend period payable on such date (unless such shares of PRIDES are subject to redemption on a redemption date between such record date established for such Dividend Payment Date and such Dividend Payment Date). Except as provided above, upon any Optional Conversion of shares of PRIDES, the Corporation shall make no payment of or allowance for unpaid Preferred Dividends, whether or not in arrears, on such shares of PRIDES as to which Optional Conversion has been effected or for previously declared dividends or distributions on the shares of Common Stock issued upon Optional Conversion.

     (d) The PRIDES Common Equivalent Rate, the PRIDES Minimum Redemption Rate and the PRIDES Optional Conversion Rate (collectively, referred to as the "Rates") are each subject to adjustment from time to time as provided below in this paragraph (d).

          (i) If the Corporation shall pay a stock dividend or make a distribution with respect to its Common Stock in shares of Common Stock (including by way of reclassification of any shares of its Common Stock), the Rates in effect at the opening of business on the day following the date fixed for the determination by stockholders entitled to receive such dividend or other distribution shall each be increased by multiplying such Rates by a fraction of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, immediately before such dividend or distribution, plus the total number of shares of Common Stock constituting such dividend or other distribution, and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, immediately before such dividend or distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this clause (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of certificates issued in lieu of fractions of shares of Common Stock.

          (ii) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Rates in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall each be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Rates in effect at the opening of business on the day following the day upon which such combination becomes effective shall each be proportionately reduced, such increases or reductions, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (iii) If the Corporation shall, after the date of this Certificate of Designations, issue rights or warrants to all holders of its Common Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock (determined pursuant to Section 3(b)(ii)) on the record date for the determination of stockholders entitled to receive such rights or warrants, then in each case the Rates shall be adjusted by multiplying the Rates in effect on such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately before such issuance, plus the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately before such issuance, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such Current Market Price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Current Market Price). Shares of Common Stock held by the Corporation or by another corporation of which a majority of the shares entitled to vote in the election of directors are held, directly or indirectly, by the Corporation shall not be deemed to be outstanding for purposes of such computation. Such adjustments shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Rates shall each be readjusted to the Rates which would then be in effect had the adjustments made after the issuance of such rights or warrants been made upon the basis of issuance of rights or warrants in respect of only the number of shares of Common Stock actually delivered.

          (iv) If the Corporation shall pay a dividend or make a distribution to all holders of its Common Stock consisting of evidences of its indebtedness, cash or other assets (including shares of capital stock of the Corporation other than Common Stock but excluding any cash dividends or distributions, other than Extraordinary Cash Distributions (as defined herein) and dividends referred to in clauses (i) and (ii) above), or shall issue to all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in clause (iii) above), then in each such case, the Rates shall each be adjusted by multiplying such Rates in effect on the record date for such dividend or distribution or for the determination of stockholders entitled to receive such rights or warrants, as the case may be, by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock (determined pursuant to 3(b)(ii) an such record date), and of which the denominator shall be such Current Market Price per share of Common Stock less either (i) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) on such record date of the portion of the assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, applicable to one share of Common Stock, or (ii) if applicable, the amount of the Extraordinary Cash Distributions. Such adjustment shall become effective on the opening of business on the business day next following the record date for such dividend or distribution or for the determination of holders entitled to receive such rights or warrants, as the case may be.

          (v) Any shares of Common Stock issuable in payment of a dividend or other distribution shall be deemed to have been issued immediately before the close of business on the record date for such dividend or other distribution for purposes of calculating the number of outstanding shares of Common Stock under this Section 3.

          (vi) Anything in this Section 3 notwithstanding, the Corporation shall be entitled (but shall not be required) to make such upward adjustments in the Rates and the PRIDES Call Price in addition to those set forth by this
     Section 3, as the Corporation, in its sole discretion, shall determine to be advisable, in order that any stock dividends, subdivision of stock, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction that could be treated as any of the foregoing transactions pursuant to
     Section 305 of the Internal Revenue Code of 1986. as amended) hereafter made by the Corporation to its stockholders shall not be taxable. The term "Extraordinary Cash Distribution" means, with respect to any consecutive 12-month period, all cash dividend and cash distributions on the Common Stock during such period (other than cash dividends and cash distributions for which a prior adjustment to the Rates was previously made) to the extent such dividends and distributions exceed, on a per share of Common Stock basis, 10% of the average daily Closing Price of the Common Stock over such period.

          (vi) In any case in which this Section 3(d) shall require that an adjustment as a result of any event become effective at the opening of business on the business day next following a record date and the date fixed for conversion pursuant to Section 3(a) or redemption pursuant to
     Section 3(b) on and after such record date, but before the occurrence of such event, the Corporation may, in its sole discretion, elect to defer the following until after the occurrence of such event: (A) issuing to the holder of any shares of PRIDES surrendered for conversion or redemption the fractional shares of Common Stock issuable before giving effect to such adjustment; and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to Section 4.

          (viii) All adjustments to the Rates shall be calculated to the nearest 1/100th of a share of Common Stock. No adjustment in any of the Rates shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this Section 3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments to the Rates shall be made successively.

          (ix) Before redeeming any shares of PRIDES, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock upon such redemption.

     (e) In case of any consolidation or merger to which the Corporation is a party (other than a consolidation or merger in which the Corporation is the surviving or continuing corporation and in which the shares of Common Stock outstanding immediately before the merger or consolidation remain unchanged) or in the case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of a statutory exchange of securities with another corporation (other than in connection with a merger or acquisition), each share of PRIDES shall, after consummation of such transaction, be subject to (i) conversion at the option of the holder into the kind and amount of securities, cash, or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of PRIDES might have been converted immediately before consummation of such transaction, (ii) conversion on the Mandatory Conversion Date into the kind and amount of securities, cash, or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of PRIDES would have been converted if the conversion on the Mandatory Conversion Date had occurred immediately before the date of consummation of such transaction, plus the right to receive cash in an amount equal to all accrued and unpaid dividends on such share of PRIDES (other than previously declared dividends payable to a holder of record as of a prior date), and (iii) redemption on any redemption date in exchange for the kind and amount of securities, cash, or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock that would have been issuable at the PRIDES Call Price in effect on such redemption date upon a redemption of such share of PRIDES immediately before consummation of such transaction, assuming that, if the Notice Date for such redemption is not before such transaction, the Notice Date had been the date of such transaction; and assuming in each case that such holder of shares of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash, or other property receivable upon consummation of such transaction (provided that, if the kind or amount of securities, cash, or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash, or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The kind and amount of securities into or for which the shares of PRIDES shall be convertible or redeemable after consummation of such transaction shall be subject to adjustment as described in Section 3(d) following the date of consummation of such transaction. The Corporation may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

     (f) Whenever the Rates are adjusted as provided in Section 3(d), the Corporation shall:

          (i) forthwith compute the Rates in accordance with this Section 3 and prepare a certificate signed by the Chief Financial Officer, any Vice President, the Treasurer or the Controller of the Corporation setting forth the adjusted Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and shall rile such certificate forthwith with the transfer agent for the shares of the PRIDES and the Common Stock;

          (ii) make a prompt public announcement stating that the Rates have been adjusted and setting forth the adjusted Rates; and

          (iii) mail a notice stating that the Rates have been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Rates, to the holders of record of the outstanding shares of PRIDES, at or prior to the time the Corporation mails an interim statement, if any, to its stockholders covering the fiscal quarter period during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such fiscal quarter period.

     (g) In case, at any time while any of the shares of PRIDES are outstanding,

          (i)  the   Corporation   shall   declare  a  dividend  (or  any  other
     distribution) on the Common Stock, excluding any cash dividends other than Extraordinary Cash Distributions; or

          (ii) the Corporation shall authorize the issuance to all holders of the Common Stock of rights or warrants to subscribe for or purchase shares of the Common Stock or of any other subscription rights or warrants, or

          (iii) the Corporation shall authorize any reclassification of the Common Stock (other than a subdivision or combination thereof) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required (except for a merger of the Corporation into one of its subsidiaries solely for the purpose of changing the corporate domicile of the Corporation to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Corporation other than changes resulting from differences in the corporate statutes of the state the Corporation was then domiciled in and the new state of domicile), or the sale or transfer of all or substantially all of the assets of the Corporation;

then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of PRIDES, and shall cause to be mailed to the holders of shares of PRIDES at their last addresses as they shall appear on the stock register of the Corporation, at least 10 business days before the date hereinafter specified in clause (A) or (B) below (or the earlier of the dates hereinafter specified, in the event that more than one date. is specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. The failure to give or receive the notice required by this paragraph (g) or any defect therein shall not affect the legality or validity of any such dividend, distribution, right or warrant or other action.

     Section 4. Conversion into Series U Preferred Stock. (a) In the event a holder of shares of the PRIDES shall become an Electric Utility Interest (as defined below), each share of PRIDES held by such holder shall, automatically and immediately and without further action either by the holder or by the Corporation, be converted into that number of shares of Common Stock into which such shares of PRIDES would then be convertible at the PRIDES Optional Conversion Rate. Upon conversion, the holder of the converted stock shall not be recognized as a holder of PRIDES for any purpose whatsoever, including, but not limited to, the right to vote such shares of PRIDES or to receive dividends or other distributions in respect thereof, if any, but such stockholder shall thereafter be recognized as a holder of Common Stock, subject to all terms and restrictions contained in the Restated Certificate of Incorporation, including automatic and immediate conversion into sham of Series U Preferred Stock and redemption as provided in Section 4.7 of the Corporation's Restated Certificate of Incorporation.

     (b) For the purpose of this Certificate of Designation, the term "Electric Utility Interest" means an electric utility or utilities or an electric utility holding company or companies, or any affiliate of either, in each case as those terms are utilized by the Federal Energy Regulatory Commission ("FERC") in regulations or orders implementing the Public Utility Regulatory Policies Act of 1978, as amended, and its successors, and the regulations promulgated thereunder ("PURPA"), if such entity's interest in the Corporation would be a utility interest for purposes of 18 C.F.R. Section 292.206.

     Section 5. No Fractional Shares. (a) No fractional shares of Common Stock shall be issued upon redemption or conversion of any shares of the PRIDES. In lieu of any fractional share otherwise issuable in respect of the aggregate number of shares of the PRIDES of any holder that are redeemed or converted on any redemption date or upon Mandatory Conversion or Optional Conversion, such holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the (i) Current Market Price of the Common Stock (determined as of the second Trading Day immediately preceding the Notice
Date) in the case of redemption, or (ii) Closing Price of the Common Stock determined (A) as of the fifth Trading Day immediately preceding the Mandatory
Conversion Date, in the case of Mandatory Conversion, or (B) as of the second Trading Day immediately preceding the effective date of conversion, in the case of an Optional Conversion by a holder. If more than one share of PRIDES shall be surrendered for conversion or redemption at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the PRIDES so surrendered or redeemed.

     (b) No fractional shares of PRIDES shall be tendered for redemption or conversion, or issued upon redemption or conversion of any shares of PRIDES, except by or to a depositary (the "Depositary") selected by the Corporation pursuant to a deposit agreement between the Corporation and the Depositary relating to the execution and delivery of depositary receipts representing interests in shares of PRIDES deposited by the Corporation with the Depositary. In lieu of any fractional shares of PRIDES that would otherwise be issuable to any person other than the Depositary upon the redemption or conversion of a share of PRIDES, such person shall be entitled to receive the maximum number of full shares of Common Stock then issuable upon such redemption or conversion and, in lieu of any fractional share of Common Stock, an amount in cash computed as provided in Section 5(a).

     Section 6. Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion or redemption of shares of PRIDES, as herein provided, free from preemptive rights, such maximum number of shares of Common Stock as shall from time to time be issuable upon the Mandatory Conversion or Optional Conversion or redemption of all the shares of PRIDES then outstanding.

     Section 7.  Definitions.  As used in this Certificate of Designations:

          (i) the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close;

          (ii) the term "Closing Price", on any day, shall mean the average of the closing bid and asked prices of the Common Stock on the Nasdaq National Market, or if not so available, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose;

          (iii) the term "record date" shall be such date as from time to time shall be fixed by the Board of Directors with respect to the receipt of dividends, the receipt of a redemption price upon redemption or the taking of any action or exercise of any voting rights permitted hereby; and

          (iv) the term "Trading Day" shall mean a date on which the Nasdaq National Market (or any successor) is open for the transaction of business.

     Section 8. Payment of Taxes. The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the redemption or conversion of shares of PRIDES pursuant to Section 3; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of shares of PRIDES redeemed or converted or to be redeemed or converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established. to the satisfaction of the Corporation, that such tax has been paid.

     Section 9. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and subject to the rights of holders of any other series of Preferred Stock, the holders of outstanding shares of PRIDES are entitled to receive the sum of $1,012.50 per share, plus an amount equal to any accrued and unpaid Preferred Dividends thereon, out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of Junior Stock. If upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable with respect to the shares of PRIDES and all other series of Parity Preferred Stock, the holders of shares of PRIDES and of all other series of Parity Preferred Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of PRIDES shall not be entitled to any further participation in any distribution of assets by the Corporation. A consolidation or merger of the Corporation with or into one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger), or a sale, lease or exchange of all or substantially all Of the assets of the Corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation.

     Section 10. Voting Rights. (a) The holders of shares of PRIDES shall have the right with the holders of Common Stock to vote in the election of directors and upon each other matter coming before any meeting of the holders of Common Stock on the basis of 40 votes for each share of PRIDES held. The holders of shares of PRIDES and the holders of Common Stock shall vote together as one class on such matters except as otherwise provided by law or by the Restated Certificate of Incorporation.

     (b) In the event that dividends on the shares of PRIDES or any other series of Preferred Stock shall be in arrears and unpaid for six quarterly dividend periods, or if any series of Preferred Stock (other than the PRIDES) shall be entitled for any other reason to exercise voting rights, separate from the Common Stock, to elect any directors of the Corporation ("Preferred Stock Directors"), the holders of the shares of PRIDES (voting separately as a class with holders of all other series of Preferred Stock upon which like voting rights have been conferred and arc exercisable), with each share of PRIDES entitled to one vote on this and other matters in which Preferred Stock votes as a group, shall be entitled to vote for the election of two directors of the Corporation, such directors to be in addition to the number of directors constituting the Board of Directors immediately before the accrual of such right. Such right, when vested, shall continue until all cumulative dividends accumulated and payable on the shares of PRIDES and such other series of Preferred Stock shall have been paid in full and the right of any other series of Preferred Stock to exercise voting rights, separate from the Common Stock, to elect Preferred Stock Directors shall terminate or have terminated, and, when so paid and any such termination occurs or has occurred, such right of the holders of the shares of PRIDES shall cease. The term of office of any directors elected by the holders of the shares of PRIDES and such other series shall terminate on the earlier of (i) the next annual meeting of stockholders at which a successor shall have been elected and qualified or (ii) the termination of the right of holders of the shares of PRIDES and such other series to vote for such directors.

     (c) The Corporation shall not, without the approval of the holders of at least 66-2/3 percent of the shares of PRIDES then outstanding: (i) amend, alter, or repeal any of the provisions of the Restated Certificate of Incorporation or Restated By-Laws of the Corporation so as to affect adversely the powers, preferences or rights of the holders of the shares of PRIDES then outstanding or reduce the minimum time for any required notice to which the holders of the shares of PRIDES then outstanding may be entitled (an amendment of the Restated Certificate of Incorporation to authorize or create, or to increase the authorized amount of, Junior Stock or any stock of any class ranking on a parity with the PRIDES being deemed not to affect adversely the powers, preferences, or rights of the holders of the shares of PRIDES); (ii) authorize or create, or increase the authorized amount of, any stock (whether or not convertible into capital stock of any class), ranking prior to the shares of PRIDES either as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation; or (iii) merge or consolidate with or into any other corporation, unless each holder of shares of PRIDES immediately preceding such merger or consolidation shall receive or continue to hold in the resulting corporation the same number of shares, with substantially the same rights and preferences, as correspond to the shares of PRIDES so held.

     (d) The  Corporation  shall not,  without the approval of the holders of at least a majority of the shares of PRIDES then outstanding, increase the authorized number of shares of Preferred Stock to greater than 10,000,000 shares.

     (e) Notwithstanding the provisions set forth in Sections 10(c) and 10(d), no such approval described therein of the holders of the shares of PRIDES shall be required if, at or before the time when such amendment, alteration or repeal is to take effect or when the authorization, creation, increase or issuance of any such prior or parity stock or convertible security is to be made, or when such consolidation or merger, voluntary liquidation, dissolution, or winding up. sale. lease. conveyance, purchase, or redemption is to take effect, as the case may be, provision is made for the redemption of all shares of PRIDES at the time outstanding.

     Section 11. Prohibition of Electric Utility Ownership of PRIDES. (a) Any attempted sale, transfer, assignment, conveyance, pledge or other dispositions of any share of PRIDES to any Electric Utility Interest (as defined in Section 4(b) herein) shall be null and void ab initio. No employee or agent, including any independent transfer agent or registrar of the Corporation, shall be permitted to record any attempted or purported transfer made in violation of the
Section 11, and no intended transferee of shares of the PRIDES attempted to be transferred in violation of this Section 11 shall be recognized as a holder of such shares for any purpose whatsoever, including, but not limited to, the right to vote such shares of PRIDES or to receive dividends or other distributions in respect thereof, if any. The transferor and any such intended transferee shall be deemed to have appointed the Corporation as attorney-in-fact, with full power and substitution and full power and authority, in the name and on behalf of the intended transferor and transferee, to sell, assign and transfer the shares of PRIDES attempted to be transferred in violation of this Section 11, and to do all lawful acts and execute all documents deemed necessary of advisable to effect such sale, assignment and transfer, in an arm's length transaction, to another entity or person; provided that the sale, assignment and transfer to such other entity or person does not violate the provisions of this Section 11. The Corporation shall apply the proceeds of any such sale first, to pay the expenses of the sale; second, to pay the intended transferee on whose behalf the shares were sold, an amount equal to (i) the sum of the intended transferee's cost of such shares (inclusive of brokerage fees and expenses), plus interest on such costs at the then minimum rate of interest which would prevent interest on a non-interest bearing obligation from being imputed by the Internal Revenue Service, less the amount of any dividends or other distribution inadvertently paid to said intended transferee in respect of such shares, or (ii) the balance of such proceeds, whichever is less; and third, the balance of such proceeds, if any, shall be paid to the Corporation. Notwithstanding the foregoing, the Corporation shall not provide any proceeds to the intended transferee, if such intended transferee has received consideration from any subsequent attempted transfer.

     (b) The Corporation shall take all appropriate legal action to enforce the provisions of this Section 11 in every case where there has been an attempted or purported transfer made in violation hereof. In taking any action hereunder, the Corporation, and its directors, officers and agents, will be fully protected in relying upon any notice, paper or other document reasonably believed by the Corporation or any such person to be genuine and sufficient, and, to the extent permitted by law, in no event shall the Corporation, or any of is directors, officers or agents, be liable for any act performed or omitted to be performed hereunder in the absence of gross negligence or willful misconduct. The Corporation and each of its directors, officers and agents may consult with counsel in connection with its respective duties hereunder and, to the extent permitted by law, each shall be fully protected by any act taken, suffered or permitted in good faith in accordance with the advice of such counsel.

     (c) Whenever it is deemed by the Board of Directors to be prudent in protecting, preserving, or obtaining for any of its projects (including projects in which the Corporation or a subsidiary has an interest, whether by ownership, lease or contract) the status of a "Qualifying Facility" (as defined in PURPA), the Board of Directors of the Corporation may require to be filed with Corporation as a condition to permit any proposed transfer, and/or the registration of any transfer of any shares of the Corporation's PRIDES a statement or affidavit from any proposed transferee to the effect that such transferee is not an Electric Utility Interest, as defined herein.

     (d) The Board of Directors of the Corporation shall have the right to determine whether any transferee or purported transferee of shares of PRIDES is an Electric Utility Interest and to determine whether the Corporate projects (including projects in which the Corporation or a subsidiary has an interest, whether by ownership, lease or contract) meet the requirements for Qualifying Facility status under PURPA.

     (e) Nothing contained in this Section 11 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by protecting, preserving or obtaining for any of the Corporation's projects (including projects in which the Corporation or a subsidiary has an interest, whether by ownership, lease or contract) the status of a "Qualifying Facility" under PURPA.

     (f) All certificates representing shares of the PRIDES shall bear a legend in substantially the following form:

     "Any attempted sale, transfer, assignment, conveyance, pledge or other disposition of any of the shares of PRIDES represented by this certificate to any "Electric Utility Interest" (as hereinafter defined) shall be null and void ab initio in accordance with the provisions of the Certificate of Designations, Preferences, Rights and Limitations relating to the PRIDES (the "Certificate of Designations"). In the event a holder of shares of the PRIDES shall become an Electric Utility Interest, each share of PRIDES held by such holder shall be automatically and immediately converted into the Corporation's Common Stock at the then applicable Common Equivalent Rate (as defined in the Certificate of Designations) and without further action either by the holder or by the Corporation, and such Common Stock shall thereupon be further automatically and immediately converted into an equal number of shares of the Corporation's Series U Preferred Stock, and shall be subject to redemption as provided in Article 4.7 of the Corporation's Restated Certificate of Incorporation. For these purposes, the term "Electric Utility Interest" means an electric utility or utilities or an electric utility holding company or companies, or any affiliate of either, in each case as those terms are utilized by the Federal Energy Regulatory Commission ("FERC') in regulations or orders implementing the Public Utility Regulatory Policies Act of 1978, as amended, and its successors, and the regulations promulgated hereunder ("PURPA"), if such entity's interest in the Corporation would be a utility interest for purposes of 18 C.F.R. Section 292.206.'"

     IN WITNESS WHEREOF, KENETECH Corporation has caused this certificate to be signed and attested this 4th day of May, 1994.

                                     KENETECH CORPORATION

                                 Attested  By: s/ Mark Lerdal
                                           Vice President and
                                            Secretary


 Signed:

 s/ Maurice E. Miller
 Maurice E. Miller,
 Executive Vice President and
    Chief Financial Officer

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              KENETECH CORPORATION

     KENETECH Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: The original Certificate of Incorporation of USW, Inc. (the original name of the Corporation) was filed with the Secretary of State of the State of Delaware on February 25, 1986. Such Certificate of Incorporation was restated by Restated Certificate of Incorporation of USW, Inc., which was filed with the Secretary of State of the State of Delaware on March 13, 1988, and was amended by Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 10, 1991, and by Certificate of Second Amendment filed with the Secretary of State of the State of Delaware on June 17, 1992, and by Certificate of Third Amendment filed with the Secretary of State of the State of Delaware on June 30, 1993. A Certificate of Designations, Preferences and Rights of the $40 Cumulative Convertible Preferred Stock of the Corporation was filed with the Secretary of State of the State of Delaware on June 26, 1992, and was amended by Certificate of First Amendment to Certificate of Designations, Preferences and Rights which was filed with the Secretary of State of the State of Delaware on September 29, 1992. All of the above documents are, for purposes of this restatement, deemed to comprise the "Certificate of Incorporation."

     SECOND: This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation.

     THIRD: This Restated Certificate of Incorporation was approved by the stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     FOURTH: The Certificate of Incorporation of the Corporation is amended and restated in its entirety to read as follows:

                                Article 1. NAME

     The name of the corporation (hereinafter called the "Corporation") is

                             KENETECH CORPORATION.

                     Article 2. REGISTERED OFFICE AND AGENT

     The address of its registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is the Corporation Trust Company.

                               Article 3. PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                               Article 4. SHARES

     4.1. Authorized Stock. The Corporation is authorized to issue two classes of stock, denominated Common Stock and Preferred Stock. The Common Stock shall have a par value of $0.0001 per share, and the Preferred Stock shall have a par value of $0.01 per share. The total number of shares of Common Stock which the Corporation is authorized to issue is One Hundred Ten Million (110,000,000), and the number of shares of Preferred Stock which the Corporation is authorized to issue is One Hundred Twenty Five Thousand (125,000), which shares shall be undesignated as to series.

     4.2. Conversion of Common Stock. In the event a holder of shares of the Corporation's Common Stock shall become an Electric Utility Interest (as defined below), each share of Common Stock held by such holder shall be automatically and immediately converted into one share of Series U Preferred Stock of the Corporation without further action either by the holder or by the Corporation.

     Upon conversion, the holder of the converted stock shall not be recognized as a holder of Common Stock for any purpose whatsoever, including, but not limited to, the right to vote such shares of Common Stock or to receive dividends or other distributions in respect thereof, if any, but such stockholder shall thereafter be recognized as a holder of Series U Preferred Stock.

     For the purposes of this Restated Certificate of Incorporation, the term "Electric Utility Interest" means an electric utility or utilities or an electric utility holding company or companies, or any affiliate of either, in each case as those terms are utilized by the Federal Energy Regulatory
Commission ("FERC") in regulations or orders implementing the Public Utility Regulatory Policies Act of 1978, as amended, and its successors, and the regulations promulgated thereunder ("PURPA"), if such entity's interest in the Corporation would be a utility interest for the purposes of 18 C.F.R. Section 292.206.

     4.3. Issuance of Preferred Stock. Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of Preferred Stock. The Board of Directors is authorized to alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

     4.4 Dividends. Subject to any preferential rights granted to any series of Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive dividends, out of the funds of the Corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors. The holders of shares of Series U Preferred Stock shall not be entitled to receive any dividends. The holders of shares of other Preferred Stock shall be entitled to receive dividends to the extent provided by the Board of Directors in designating the particular series of Preferred Stock.

     4.5 Voting Rights of Preferred Stock. Except as otherwise required by law, the holders of shares of Series U Preferred Stock shall not be entitled to vote on any matter submitted to a vote or consent of the stockholders, including the election of directors. The voting rights of the holders of shares of a series of Preferred Stock other than shares of Series U Preferred Stock shall be as set forth in the certificate or statement of rights and preferences of such series.

     4.6 Rights on Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, after payment shall have been made to holders of any series of Preferred Stock then outstanding of the full amount to which they shall be entitled to be paid before any payment shall be made to the holders of any shares of Common Stock or any other class or series of stock ranking junior to the Series U Preferred Stock upon a liquidation, dissolution or winding up of the Corporation, the holders of shares of Series U Preferred Stock shall be entitled to receive an amount equal to the amount per share that would have been payable to such holders if the Corporation had exercised its right pursuant to Article 4.7 hereof on the date of such liquidation, dissolution or winding up to redeem outstanding shares of Series U Preferred Stock. In the event the assets of the Corporation available for distribution to the holders of Series U Preferred Stock upon any liquidation, dissolution or winding up of the Corporation shall be insufficient to pay the full amounts to which the holders of Series U Preferred Stock shall be entitled, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts such holders would be entitled to receive if they were paid in full. In the event of any liquidation, dissolution or winding up of the Corporation and after payment shall have been made to the holders of Series U Preferred Stock of the full amount to which they shall be entitled as aforesaid, the holders of Common Stock shall be entitled, to the exclusion of the holders of Series U Preferred Stock, to share in all remaining assets of the Corporation available for distribution to its stockholders.

     4.7. Redemption. The Corporation may, at any time and from time to time, redeem any shares of the Series U Preferred Stock at a redemption price equal to the "Fair Market Value" (as defined below) of such shares of Series U Preferred Stock. Each date fixed for redemption pursuant to this Article 4.7 is hereinafter referred to as a "Preferred Redemption Date."

     For purposes of this Article 4.7, "Fair Market Value" of the Series U Preferred Stock shall mean the lower of the closing price with respect to a share of the Corporation's Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation National Market System, or the closing sales price or closing bid quotation (whichever is higher) on any exchange or any system on which the Common Stock is registered or on which it is qualified to trade, on (i) the date the Series U Preferred Stock to be redeemed comes into existence as a result of the conversion of the corresponding share of the Corporation's Common Stock pursuant to Article 4.2 hereof or (ii) the Preferred Redemption Date. If the Corporation's Common Stock is not then qualified to trade on any system or listed on any exchange, the Fair Market Value on the Preferred Redemption Date of such stock shall be determined by the Board of Directors in good faith.

     The total sum payable with respect to any such share to be redeemed is hereinafter referred to as the "Preferred Redemption Price." The Preferred Redemption Price is payable on the Preferred Redemption Date established pursuant to this Article 4.7, and the payment is hereinafter referred to as a "Preferred Redemption Payment."

     In the event the Corporation shall redeem any shares of its Series U Preferred Stock pursuant hereto, notice of such redemption shall be given by first-class mail, postage prepaid, mailed not less than thirty (30) days nor more than sixty (60) days prior to the Preferred Redemption Date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the books of the Corporation; provided, however, that no failure to mail such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series U Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the Preferred Redemption Date; (ii) the number of shares of Series U Preferred Stock to be redeemed from such holder; (iii) the Preferred Redemption Price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the Preferred Redemption Price.

     On or after the Preferred Redemption Date stated in a notice delivered pursuant to the above, a holder of shares of Series U Preferred Stock to be redeemed shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall, upon surrender of such certificates or certificates, receive the Preferred Redemption Payment therefor. In case less than all the shares of preferred stock represented by any such surrendered certificate or certificates are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares.

     Article 5. TERM

     The Corporation is to have perpetual existence.

     Article 6. ELECTION OF DIRECTORS

     The election of directors need not be by written ballot unless a stockholder demands election by written ballot at a meeting of stockholders and before voting begins or unless the Bylaws of the Corporation shall so provide.

     Article 7. NUMBER OF DIRECTORS

     The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

     Article 8. BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

     Article 9. INDEMNIFICATION OF DIRECTORS

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as the same may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     Article 10. CLASSIFIED BOARD OF DIRECTORS

     At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders meeting called and held in accordance with the Delaware General Corporation Law. The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated and elected at the time of the effectiveness of this Restated Certificate of Incorporation. At each annual meeting after this Restated Certificate of Incorporation becomes effective, directors to replace those of a class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

     Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of the first paragraph of this Article shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

     Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

     Article 11. PROHIBITION ON STOCK OWNERSHIP BY ELECTRIC UTILITIES

(a) Any attempted sale, transfer, assignment, conveyance, pledge or other disposition of any share of the Corporation's Common Stock to any Electric Utility Interest (as defined in Article 4.2 of this Restated Certificate of Incorporation) shall be null and void ab initio. No employee or agent, including any independent transfer agent or registrar of the Corporation, shall be permitted to record any attempted or purported transfer made in violation of this Article 11, and no intended transferee of shares of the Corporation's Common Stock attempted to be transferred in violation of this Article 11 shall be recognized as a holder of such shares for any purpose whatsoever, including, but not limited to, the right to vote such shares of Common Stock or to receive dividends or other distributions in respect thereof, if any. The transferor and any such intended transferee shall be deemed to have appointed the Corporation as attorney-in-fact, with full power of substitution and full power and authority, in the name and on behalf of the intended transferor and transferee, to sell, assign and transfer the shares of Common Stock of the Corporation attempted to be transferred in violation of this Article 11, and to do all lawful acts and execute all documents deemed necessary or advisable to effect such sale, assignment and transfer, in an arm's-length transaction, to another entity or person; provided that the sale, assignment and transfer to such other entity or person does not violate the provisions of this Article 11. The Corporation shall apply the proceeds of any such sale first, to pay the expenses of the sale; second, to pay the intended transferee on whose behalf the shares were sold, an amount equal to (i) the sum of the intended transferee's cost of such shares (inclusive of brokerage fees and expenses), plus interest on such cost at the then minimum rate of interest which would prevent interest on a non-interest bearing obligation from being imputed by the Internal Revenue Service, less the amount of any dividends or other distributions inadvertently paid to said intended transferee in respect of such shares, or (ii) the balance of such proceeds, whichever is less; and third, the balance of such proceeds, if any, shall be paid to the Corporation. Notwithstanding the foregoing, the Corporation shall not provide any proceeds to the intended transferee, if such intended transferee has received consideration from any subsequent attempted transfer.

     (b) The Corporation shall take all appropriate legal action to enforce the provisions of this Article 11 in every case where there has been an attempted or purported transfer made in violation hereof. In taking any action hereunder, the Corporation, and its directors, officers and agents, win be fully protected in relying upon any notice, paper or other document reasonably believed by the Corporation or any such person to be genuine and sufficient, and, to the extent permitted by law, in no event shall the Corporation, or any of its directors, officers or agents, be Liable for any act performed or omitted to be performed hereunder in the absence of gross negligence or willful misconduct. The Corporation and each of its directors, officers and agents may consult with counsel in connection with its respective duties hereunder and, to the extent permitted by law, each shall be fully protected by any act taken, suffered or permitted in good faith in accordance with the advice of such counsel.

     (c) Whenever it is deemed by the Board of Directors to be prudent in protecting, preserving or obtaining for any of its projects (including projects in which the Corporation or a subsidiary has an interest, whether by ownership, lease or contract) the status of a "Qualifying Facility" (as defined under PURPA), the Board of Directors of the Corporation may require to be filed with the Corporation as a condition to permitting any proposed transfer, and/or the registration of any transfer, of any shares of the Corporation's Common Stock a statement or affidavit from any proposed transferee to the effect that such transferee is not an "Electric Utility Interest," as defined herein.

     (d) The Board of Directors of the Corporation shall have the right to determine whether any transferee or purported transferee of shares of Common Stock of the Corporation is an "Electric Utility Interest" and to determine whether the Corporation's projects (including projects in which the Corporation or a subsidiary has an interest, whether by ownership, lease or contract) meet the requirements for "Qualifying Facility" status under PURPA.

     (e) Nothing contained in this Article 11 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by protecting, preserving or obtaining for any of the Corporation's projects (including projects in which the Corporation or a subsidiary has an interest, whether by ownership, lease or contract) the status of a "Qualifying Facility" under PURPA.

     (f) All certificates representing shares of the Corporation's Common Stock shall bear the following legend:

          "Any attempted sale, transfer, assignment, conveyance, pledge or other disposition of any of the shares represented by this certificate to any "Electric Utility Interest" (as hereinafter defined) shall be null and void ab initio, in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation. In the event a holder of shares of the Corporation's Common Stock shall become an Electric Utility Interest, each share of Common Stock held by such holder shall be automatically and immediately converted into one share of Series U Preferred Stock of the Corporation without further action either by the holder or by the Corporation. For these purposes, the term "Electric Utility Interest" means an electric utility or utilities or an electric utility holding company or companies, or any affiliate of either, in each case as those terms are utilized by the Federal Energy Regulatory Commission ("FERC") in regulations or orders implementing the Public Utility Regulatory Policies Act of 1978, as amended, and its successors, and the regulations promulgated thereunder ("PURPA"), if such entity's interest in the Corporation would be a utility interest for purposes of 18 C.F.R. Section 292.206."

     Article 12. MEETINGS AND RECORDS

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     Article 13. ACTION BY STOCKHOLDERS

     Stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.

     Article 14. AMENDMENTS TO CERTIFICATE OF INCORPORATION

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles ELEVEN, THIRTEEN OR FOURTEEN or any provision thereof, unless such amendment shall be approved by a majority of the directors of the Corporation not affiliated or associated with any person or entity holding (or which has announced an intention to obtain) 25% or more of the voting power of the Corporation's outstanding capital stock.

     IN  WITNESS  WHEREOF,   KENETECH   CORPORATION  has  caused  this  Restated
Certificate of Incorporation to be signed by its Executive Vice President and attested to by its Secretary this 22nd day of September, 1993.

                                                  s/ Maurice E. Miller
                                                  Maurice E. Miller
                                                  Executive Vice President


[SEAL]

Attested this
22nd day of September, 1993



s/ Mark Lerdal
Mark D. Lerdal
Secretary